Exhibit 20.2
Page 1 of 3

                    Navistar Financial 1996 - B Owner Trust
                        For the Month of February 2000
                      Distribution Date of March 20, 2000
                            Servicer Certificate #41

Original Pool Amount                                   $486,507,362.75

Beginning Pool Balance                                  $62,720,712.10
Beginning Pool Factor                                        0.1289204

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $4,763,190.89
     Interest Collected                                    $486,785.01

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                      $22,648.10
Total Additional Deposits                                   $22,648.10

Repos / Chargeoffs                                          $30,718.56
Aggregate Number of Notes Charged Off                               69

Total Available Funds                                    $5,093,167.25

Ending Pool Balance                                     $58,106,259.40
Ending Pool Factor                                           0.1194355

Servicing Fee                                               $52,267.26

Repayment of Servicer Advances                             $179,456.75

Reserve Account:
     Beginning Balance  (see Memo Item)                  $9,863,343.23
     Target Percentage                                           2.50%
     Target Balance                                   $1,452,656.49
     Minimum Balance                                     $9,730,147.26
     (Release) / Deposit                                  ($133,195.97)
     Ending Balance                                      $9,730,147.26

Current Weighted Average APR:                                   9.559%
Current Weighted Average Remaining Term (months):                15.98
Delinquencies                                             Dollars       Notes
     Installments:               1 - 30 days           $846,851.40       641
                                 31 - 60 days          $287,276.85       211
                                 60+  days             $127,237.77        77

     Total:                                          $1,261,366.02       667

     Balances:                   60+  days           $1,212,356.92        77

Memo Item - Reserve Account
     Prior Month                                     $9,730,147.26
+    Invest. Income                                     $43,162.91
+    Excess Serv.                                       $90,033.06
+    Transfer (to) / from Collections Account                $0.00
     Beginning Balance                               $9,863,343.23

Exhibit 20.2
Page 2 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of February 2000

                                                                       NOTES
                                                                                                       CLASS B           CLASS C
                                     TOTAL          CLASS A - 1      CLASS A - 2       CLASS A - 2    CERTIFICATES    CERTIFICATES
                                 $486,507,362.75  $106,500,000.00  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75
Original Pool Amount
Distributions:
     Distribution Percentages                               0.00%            0.00%           93.50%           3.50%           3.00%
     Coupon                                                 .490%           5.930%           6.330%          6.500%          7.450%

Beginning Pool Balance            $62,720,712.10
Ending Pool Balance               $58,106,259.40

Collected Principal                $4,583,734.14
Collected Interest                   $486,785.01
Charge - Offs                         $30,718.56
Liquidation Proceeds / Recoveries     $22,648.10
Servicing                             $52,267.26
Cash Transfer from Reserve Account         $0.00
Total Collections Available
  for Debt Service                 $5,040,899.99

Beginning Balance                 $62,720,712.11            $0.00            $0.00   $51,736,981.65   $5,922,957.08   $5,060,773.38

Interest Due                         $336,414.23            $0.00            $0.00      $272,912.58      $32,082.68      $31,418.97
Interest Paid                        $336,414.23            $0.00            $0.00      $272,912.58      $32,082.68      $31,418.97
Principal Due                      $4,614,452.70            $0.00            $0.00    $4,314,513.27     $161,505.84     $138,433.58
Principal Paid                     $4,614,452.70            $0.00            $0.00    $4,314,513.27     $161,505.84     $138,433.58

Ending Balance                    $58,106,259.41            $0.00            $0.00   $47,422,468.38   $5,761,451.24   $4,922,339.80
Note / Certificate Pool Factor                             0.0000           0.0000           0.2005          0.3384          0.3376
   (Ending Balance / Original Pool Amount)
Total Distributions                $4,950,866.93            $0.00            $0.00    $4,587,425.85     $193,588.52     $169,852.55

Interest Shortfall                         $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
Principal Shortfall                        $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
     Total Shortfall                       $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
      (required from Reserve)
Excess Servicing                      $90,033.06
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance     $9,863,343.23
(Release) / Draw                    ($133,195.97)
Ending Reserve Acct Balance        $9,730,147.26

Exhibit 20.2
Page 3 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of February 2000


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                 6                5                4               3                    2             1
                              Sep-99           Oct-99           Nov-99          Dec-99              Jan-00         Feb-00
Beginning Pool Balance    $90,087,940.62   $84,732,259.10   $79,055,684.41   $73,149,488.29   $68,371,105.77   $62,720,712.10

A)  Loss Trigger:
    Principal of Contracts
      Charged Off            $143,474.79       $35,333.50       $34,112.90       $30,469.18       $46,351.33       $30,718.56
    Recoveries               $362,129.56      $132,807.84      $224,020.48      $160,540.93       $19,939.19       $22,648.10
Loss Trigger - Reserve Account Balance                               Loss Trigger - Certificate Lockout Event
     Total Charged Off (Months 5, 4, 3)        $99,915.58              Total Charged off (Months 1 - 6)           $320,460.26
     Total Recoveries (Months 3, 2, 1)        $203,128.22              Total Recoveries (Months 1 - 6)            $922,086.10
     Net Loss / (Recoveries) for 3 Mos       ($103,212.64)(a)          Net Loss/(Recoveries) for 6 Mos.          ($601,625.84)(c)

Total Balance (Months 5, 4, 3)            $236,937,431.80 (b)          Total Balance (Months 1 - 6)           $458,117,190.29 (d)

Loss Ratio Annualized  [(a/b) * (12)]            -0.5227%              Loss Ratio Annualized [(c/d) (12)]           -1.57591%

Trigger:  Is Ratio > 1.5%                              No              Trigger:  Is Ratio > 6.0%                           No

                                                                                Dec-99              Jan-00         Feb-00
B)   Delinquency Trigger:                                                       $763,674.49    $1,260,969.53    $1,212,356.92
     Balance delinquency 60+ days                                                  1.04399%         1.84430%         1.93295%
     As % of Beginning Pool Balance                                                0.94065%         1.27268%         1.60708%
     Three Month Average

Trigger:  Is Average > 2.0%                            No

C)   Noteholders Percent Trigger:                 2.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                            No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer